Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	April 30, 2012
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the First Quarter Ended March 31, 2012

GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the first quarter ended March 31, 2012.

Funds from operations (“FFO”) allocable to common and dilutive shares before non-cash adjustments were $37.1 million, or $1.17 per common and dilutive share for the three months ended March 31, 2012, a 7.3% per share increase from the three months ended March 31, 2011 of $35.0 million, or $1.09 per common and dilutive share before non-cash adjustments. The increase in FFO per common and dilutive share before non-cash adjustments for the three months ended March 31, 2012 over the same period in 2011 was primarily due to the increase in net operating income from Non-Same Park facilities partially offset by increases in interest expense, preferred equity distributions and general and administrative expenses.

FFO allocable to common and dilutive shares was $31.9 million, or $1.01 per common and dilutive share for the three months ended March 31, 2012, a 23.5% per share decrease from the three months ended March 31, 2011 of $42.4 million, or $1.32 per common and dilutive share. In order to provide a meaningful period-to-period comparison, the following table summarizes the impact of non-cash adjustments which include non-cash distributions related to the redemptions of preferred equity and the gain on the below par repurchase of preferred equity on the Company’s FFO per common and dilutive share for the three months ended March 31, 2012 and 2011:

	For The Three Months Ended March 31,
	2012	2011	Change
FFO per common and dilutive share, before non-cash adjustments	$1.17	$1.09	7.3%
Non-cash distributions related to the redemption of preferred equity	(0.16)	—	—
Gain on the below par repurchase of preferred equity	—	0.23	—

FFO per common and dilutive share, as reported	$1.01	$1.32	(23.5%)

Rental income increased $11.2 million, or 15.3%, from $73.5 million for the three months ended March 31, 2011 to $84.7 million for the three months ended March 31, 2012 as a result of a $12.3 million increase in rental income from Non-Same Park facilities, partially offset by a $1.1 million decrease from the Same Park portfolio. Net income allocable to common shareholders decreased $13.1 million, or 79.1%, from $16.6 million, or $0.67 per diluted share, for the three months ended March 31, 2011 to $3.5 million, or $0.14 per diluted share, for the three months ended March 31, 2012. The decrease in net income allocable to common shareholders was primarily due to the net impact of preferred equity transactions and increases in interest expense and preferred equity distributions, partially offset by an increase in net operating income.

Property Operations

In order to evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of stabilized properties owned and operated throughout both periods (herein referred to as “Same Park”). Effective January 1, 2012, the Company revised its Same Park definition to include all operating properties owned or acquired prior to January 1, 2010. We believe that this will provide the most meaningful perspective on how our assets are performing period to period, while not inflating comparative growth results with the continued lease-up of recently acquired assets. Operating properties that the Company acquired subsequent to January 1, 2010 or those that are not deemed to be stabilized are referred to as “Non-Same Park.” For the three months ended March 31, 2012 and 2011, the Same Park facilities constitute 19.2 million rentable square feet, representing 70.7% of the 27.2 million square feet in the Company’s portfolio as of March 31, 2012. Acquired assets are generally considered stabilized when occupancy is within a range of comparable Company assets.

The following table presents the operating results of the Company’s properties for the three months ended March 31, 2012 and 2011 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For The Three Months Ended March 31,
	2012	2011	Change
Rental income:
Same Park (19.2 million rentable square feet) (1)	$63,066	$64,144	(1.7%)
Non-Same Park (8.0 million rentable square feet) (2)	21,662	9,368	131.2%

Total rental income	84,728	73,512	15.3%

Cost of operations:
Same Park	20,790	21,932	(5.2%)
Non-Same Park	7,382	3,776	95.5%

Total cost of operations	28,172	25,708	9.6%

Net operating income (3):
Same Park (1)	42,276	42,212	0.2%
Non-Same Park	14,280	5,592	155.4%

Total net operating income	56,556	47,804	18.3%

Other income and expenses:
Facility management fees	166	178	(6.7%)
Interest and other income	43	94	(54.3%)
Interest expense	(5,348)	(1,215)	340.2%
Depreciation and amortization	(27,299)	(20,754)	31.5%
General and administrative	(2,273)	(1,570)	44.8%

Income from continuing operations	$21,845	$24,537	(11.0%)

Same Park gross margin (4)	67.0%	65.8%	1.8%
Same Park weighted average occupancy	92.2%	91.1%	1.2%
Non-Same Park weighted average occupancy	81.2%	72.9%
Same Park annualized realized rent per square foot (5)	$14.21	$14.63	(2.9%)

(1)	See above for a definition of Same Park.
(2)	See above for a definition of Non-Same Park.
(3)

Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(4)	Same Park gross margin is computed by dividing Same Park NOI by Same Park rental income.
(5)	Same Park annualized realized rent per square foot represents the annualized Same Park rental income earned per occupied square foot.

Preferred Equity Transactions

On January 18, 2012, the Company issued $230.0 million or 9.2 million depositary shares, each representing 1/1,000 of a share of the 6.45% Cumulative Preferred Stock, Series S, at $25.00 per depositary share. The Company used the proceeds from this issuance to redeem $79.6 million, or 3,182,000 depositary shares, each representing 1/1,000 of a share of the 7.20% Cumulative Preferred Stock, Series M, and $84.6 million, or 3,384,000 depositary shares, each representing 1/1,000 of a share of the 7.375% Cumulative Preferred Stock, Series O, during February, 2012. The remaining net proceeds of $58.6 million were used to reduce the balance outstanding on the Company’s credit facility.

In connection with the Series M and O redemptions, the Company reported the excess of the redemption amount over the carrying amount of $5.3 million, representing the original issuance costs, as a reduction of net income allocable to common shareholders and unit holders for the three months ended March 31, 2012.

The preferred equity transactions noted above will result in a net reduction in annual cash distributions of $1.4 million.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended March 31, 2012:

Ratio of FFO to fixed charges (1)	10.2x
Ratio of FFO to fixed charges and preferred distributions (1)	3.1x
Debt and preferred equity to total market capitalization (based on common stock price of $65.54 at March 31, 2012)	38.8%
Available balance under the $250.0 million unsecured credit facility at March 31, 2012	$144.0 million

(1)	Fixed charges include interest expense of $5.3 million.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.44 per common share on April 30, 2012. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable June 28, 2012 to shareholders of record on June 13, 2012.

Series	Dividend Rate	Dividend Declared
Series H	7.000%	$0.437500
Series I	6.875%	$0.429688
Series P	6.700%	$0.418750
Series R	6.875%	$0.429688
Series S	6.450%	$0.403125

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 31, 2012, the Company wholly owned 27.2 million rentable square feet with approximately 4,400 customers located in eight states, concentrated in California (11.1 million sq. ft.), Virginia (4.2 million sq. ft.), Florida (3.7 million sq. ft.), Texas (3.3 million sq. ft.), Maryland (2.4 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the first quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Tuesday, May 1, 2012, at 10:00 a.m. (PDT) to discuss the first quarter results. The toll free number is (888) 299-3246; the conference ID is 70717112. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through May 8, 2012 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$6,056	$4,980
Real estate facilities, at cost:
Land	772,933	772,933
Buildings and equipment	2,166,902	2,157,729

	2,939,835	2,930,662
Accumulated depreciation	(871,833)	(846,799)

	2,068,002	2,083,863
Land held for development	6,829	6,829

	2,074,831	2,090,692
Rent receivable	4,109	3,198
Deferred rent receivable	24,296	23,388
Other assets	12,699	16,361

Total assets	$2,121,991	$2,138,619

LIABILITIES AND EQUITY
Accrued and other liabilities	$65,194	$60,940
Credit facility	106,000	185,000
Term loan	250,000	250,000
Mortgage notes payable	281,874	282,084

Total liabilities	703,068	778,024
Commitments and contingencies
Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 26,576 and 23,942 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	664,396	598,546
Common stock, $0.01 par value, 100,000,000 shares authorized, 24,219,901 and 24,128,184 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	241	240
Paid-in capital	536,191	534,322
Cumulative net income	899,401	878,704
Cumulative distributions	(860,442)	(832,607)

Total PS Business Parks, Inc.’s shareholders’ equity	1,239,787	1,179,205
Noncontrolling interests:
Preferred units	5,583	5,583
Common units	173,553	175,807

Total noncontrolling interests	179,136	181,390

Total equity	1,418,923	1,360,595

Total liabilities and equity	$2,121,991	$2,138,619

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For The Three Months Ended March 31,
	2012	2011
Revenues:
Rental income	$84,728	$73,512
Facility management fees	166	178

Total operating revenues	84,894	73,690

Expenses:
Cost of operations	28,172	25,708
Depreciation and amortization	27,299	20,754
General and administrative	2,273	1,570

Total operating expenses	57,744	48,032

Other income and (expenses):
Interest and other income	43	94
Interest expense	(5,348)	(1,215)

Total other income and (expenses)	(5,305)	(1,121)

Income from continuing operations	21,845	24,537

Discontinued operations:
Income from discontinued operations	—	136

Total discontinued operations	—	136

Net income	$21,845	$24,673

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$1,049	$4,901
Noncontrolling interests — preferred units	99	(7,290)

Total net income allocable to noncontrolling interests	1,148	(2,389)

Net income allocable to PS Business Parks, Inc.:
Common shareholders	3,467	16,562
Preferred shareholders	17,186	10,450
Restricted stock unit holders	44	50

Total net income allocable to PS Business Parks, Inc.	20,697	27,062

	$21,845	$24,673

Net income per common share — basic:
Continuing operations	$0.14	$0.67
Discontinued operations	$—	$—
Net income	$0.14	$0.67
Net income per common share — diluted:
Continuing operations	$0.14	$0.66
Discontinued operations	$—	$—
Net income	$0.14	$0.67
Weighted average common shares outstanding:
Basic	24,157	24,685

Diluted	24,241	24,792

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

(Unaudited, in thousands, except per share amounts)

	For The Three Months Ended March 31,
	2012	2011
Computation of Diluted Funds From Operations (“FFO”) (1):
Net income allocable to common shareholders	$3,467	$16,562
Adjustments:
Depreciation and amortization	27,299	20,859
Net income allocable to noncontrolling interests — common units	1,049	4,901
Net income allocable to restricted stock unit holders	44	50

FFO allocable to common and dilutive shares	$31,859	$42,372

Weighted average common shares outstanding	24,157	24,685
Weighted average common OP units outstanding	7,305	7,305
Weighted average restricted stock units outstanding	113	72
Weighted average common share equivalents outstanding	84	107

Total common and dilutive shares	31,659	32,169

FFO per common and dilutive share	$1.01	$1.32

Computation of Funds Available for Distribution (“FAD”) (2):
FFO allocable to common and dilutive shares	$31,859	$42,372
Adjustments:
Recurring capital improvements	(1,116)	(856)
Tenant improvements	(7,968)	(4,752)
Lease commissions	(1,269)	(1,480)
Straight-line rent	(1,136)	(281)
Non-cash stock compensation expense	1,266	458
In-place lease adjustment	159	209
Tenant improvement reimbursements, net of lease incentives	(170)	(195)
Non-cash distributions related to the redemption of preferred equity	5,260	—
Gain on repurchase of preferred equity, net of issuance costs	—	(7,389)

FAD	$26,885	$28,086

Distributions to common and dilutive shares	$13,907	$14,114

Distribution payout ratio	51.7%	50.3%

(1)

Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, gains or losses on asset dispositions, net income allocable to noncontrolling interests — common units, net income allocable to restricted stock unit holders and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)

Funds Available for Distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, impairment charges, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the effect of redemption/repurchase of preferred equity. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.